SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 15, 1998


                               ISONICS CORPORATION
             (Exact name of registrant as specified in its charter)


                                   California
                 (State or other jurisdiction of incorporation)


     001-12531                                            77-0338561
(Commission File No.)                          (IRS Employer Identification No.)


                         4010 Moorpark Avenue, Suite 119
                           San Jose, California 95117
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (408) 260-0155

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         This Current  Report on Form 8-K contains  forward  looking  statements that involve risks and uncertainties relating to the acquisition by Isonics Corporation, a California corporation ("Isonics"), of International Process Research Corporation, a Colorado corporation ("Interpro"), including the risks: inherent in acquiring a company in Interpro's industry (e.g. assumption of known and unknown liabilities, including environmental liabilites); that the synergies expected to result from the acquisition described below might not occur as anticipated; and that management's attention might be diverted from day-to-day business activities. Actual results and developments may differ materially from those described in this Current Report. For more information about Isonics and risks relating to investing in Isonics, refer to Isonics's most recent reports on Form 10-QSB and Registration Statement on Form SB-2, as amended, Registration No. 333-13289.

Item 2.  Acquisition or Disposition of Assets.

         On May 15, 1998, Isonics acquired Interpro by the acquisition of all of the outstanding capital stock of Interpro from Metallurgy International, Inc., a Nevada corporation ("Metallurgy"). The acquisition was accomplished pursuant to a Stock Purchase Agreement dated as of April 30, 1998, among Isonics, Metallurgy and Interpro (the "Purchase Agreement"). In connection with the acquisition, Isonics issued shares of its Common Stock in exchange for all of the shares of Interpro capital stock outstanding on May 15, 1998. The purchase price was arrived at through arms-length negotiations. The total number of shares of Isonics Common Stock issued in connection with the acquisition was 353,982 shares. Of such shares, 176,991 shares are being held in escrow for one year to secure the obligations of Metallurgy to indemnify Isonics for any breaches of the representations and warranties of Metallurgy and Interpro made in the Purchase Agreement. The acquisition will be accounted for as a purchase.

         Interpro, which has been doing business as Colorado Minerals Research Institute, is a contract research, process development, and materials processing operation. Isonics currently intends to maintain Interpro as a wholly-owned subsidiary and to have Interpro continue to conduct its business as historically conducted.

                  A copy of the press release announcing the signing of the Purchase Agreement is attached hereto as Exhibit 99.1 and incorporated by reference herein. A copy of the press release announcing the consummation of the acquisition is attached hereto as Exhibit 99.2 and incorporated by reference herein.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)   Financial Statements of Businesses Acquired.

         The Registrant believes that it would be impractical to provide the required financial statements at the time this Report on Form 8-K is filed. The Registrant intends to file such financial information as an amendment to this Form 8-K within 60 days of the date hereof.

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         (b)   Pro Forma Financial Information

         The Registrant believes that it would be impractical to provide the required pro forma financial information at the time this Report on Form 8-K is filed. The Registrant intends to file such financial information as an amendment to this Form 8-K within 60 days of the date hereof.

         (c)   Exhibits.

 Exhibit No.         Description
 -----------         -----------
     2.1 Stock Purchase Agreement, dated as of April 30, 1998, among Isonics Corporation, a California corporation, Metallurgy International, Inc., a Nevada corporation, and International Process Research Corporation, a Colorado Corporation (the Disclosure Schedule has been omitted as permitted pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"), but will be furnished supplementally to the SEC upon request).

     2.2 Escrow Agreement, dated as of May 15, 1998, among Isonics Corporation, a California corporation, Metallurgy International, Inc., a Nevada corporation, Robert H. Cuttriss (as Agent), and Colorado Business Bank, as Escrow Agent.

     4.1       Reference is made to Exhibits 2.1 and 2.2.

     99.1      Press release announcing the execution of the Purchase Agreement.

     99.2      Press release announcing the consummation of the acquisition.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                 ISONICS CORPORATION


     Dated:  May 26, 1998                        By:   /s/ James Alexander
                                                       -------------------------
                                                          James Alexander
                                                          President and Chief
                                                          Executive Officer

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                                  EXHIBIT INDEX


 Exhibit No.       Description
 -----------       -----------
     2.1 Stock Purchase Agreement, dated as of April 30, 1998, among Isonics Corporation, a California corporation, Metallurgy International, Inc., a Nevada corporation, and International Process Research Corporation, a Colorado Corporation (the Disclosure Schedule has been omitted as permitted pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"), but will be furnished supplementally to the SEC upon request).

     2.2 Escrow Agreement, dated as of May 15, 1998, among Isonics Corporation, a California corporation, Metallurgy International, Inc., a Nevada corporation, Robert H. Cuttriss (as Agent), and Colorado Business Bank, as Escrow Agent.

     4.1       Reference is made to Exhibits 2.1 and 2.2.

     99.1      Press release announcing the execution of the Purchase Agreement.

     99.2      Press release announcing the consummation of the acquisition.

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